Exhibit 10.14 Final Purchase Agreement (Playsafe Holding Ltd.)

THIS AGREEMENT (this “Agreement”) dated for reference October 20th, 2006, is made

BETWEEN

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC., a company incorporated under the laws of British Columbia, with an office at 1255 West Pender Street, Vancouver, British Columbia,

(the “Vendor”);

AND

PLAYSAFE HOLDING LTD, a company incorporated under the laws of British Virgin Islands with its registered office at Palm Grove House, Road Town, Tortola, British Virgin Islands,

(the “Purchaser”).

WHEREAS:

A.

The Vendor is an “E-Gaming” Software Developer and provider and operates, directly and through its subsidiaries, the Business (as defined below);

B.

The Vendor wishes to sell, and the Purchaser wishes to purchase, the Assets as defined below, and the Business (as defined herein) as a going concern on the terms and conditions set forth in this Agreement.

IN CONSIDERATION of the premises and the mutual covenants set out below, the parties agree as follows:

1.

INTERPRETATION

1.1

Definitions

In this Agreement, the recitals and the Schedules hereto:

“Action Poker Costa Rica” or “Action Costa Rica” means APG Enterprises Costa Rica S.A. a company incorporated under the laws of Costa Rica and with registered business address at De Casa Matute Gomez, 100mts sur, 75mts oeste y 50mts norte. Casa 1061, San Jose, Costa Rica;

“Action Antigua” means Action Poker Gaming Inc, a company incorporated under the laws of Antigua with an office at No. 6 Temple Street, P.O. Box 2372, St. John's, Antigua;

“Action Cyprus” means AGP Enterprises Ltd., a company incorporated under the laws of Cyprus with a registered address at 67 Ononias Ave Evis Court, 3rd Fl, PO Box 71052, Limassol, CY 3052;

“Action UK” means Action Commerce Ltd., a company incorporated under the laws of United Kingdom with a registered address at Flat 91-Building 45, Hopton Rd, Royal Arsenal -off Plumstead Rd, London SE18 6TJ, United Kingdom;

“Affiliates” mean any and all persons, entities, or corporations that direct, promote or deliver Customers to the Network or Business;

“Agreement” means this Agreement, including its recitals and schedules, as amended and supplemented;

“Assets” means all of the assets owned directly or indirectly by the Vendor relating to the Business including the following:

(i)

all issued and outstanding shares in Action Antigua a corporation whose assets are all used in the Business, including, without limitation:

(A)

all of the rights and benefits pursuant to the Interactive Gaming Licence issued by the Kahnawake Gaming Commission to Action Antigua;

(B)

all rights and benefits under contracts with Licensees on the Network, as described in the attached Schedule 2, and all revenue realized from those contracts at and from the Closing, excluding the Asian licensees DAODD Administration and Chemvie Asia Pacific Pty Ltd., and its wholly owned subsidiary Bhutan Pacific Internet Solutions, S.A., and all revenue realized therefrom;

(C)

all rights and benefits under contracts with Affiliates under contract to the Network;

(D)

the 20 servers and other network infrastructure located on Kahnawake Reserve, Quebec, required and used to run the Network;

(E)

all current and historical databases, transaction data, including but not limited to all Customer data, Affiliate data, Licensee data and Game Data currently stored on the production servers located on Kahnawake Reserve, which relates to the Network and the Business;

(ii)

all issued and outstanding shares in Action Poker Costa Rica, a corporation whose assets are all used in the Business, including without limitation:

(A)

 the 45 servers, 42 workstations, 5 network servers/units and other office infrastructure located in Costa Rica;

(B)

all hardware, software, office equipment and other assets in use on the date of this Agreement to run the Support, Fraud and Operations Facility located in Costa Rica, and/or to support and maintain the Network and Business;

(C)

all rights to the bank accounts not including the amounts on deposit in the accounts at Closing;

(iii)

the Undivided Interest in the Software;

(iv)

all rights of the Vendor in the Intellectual Property to the Network and the Domains,

(v)

all of the issued and outstanding shares in Action UK a corporation whose assets are all used in the Business, including without limitation:

(A)

right to the bank accounts at Royal Bank of Scotland and the Bank of Scotland and the RBS Security Deposit, however not including the amounts on deposit in the accounts at Closing, which are not included in the RBS Security Deposit, which will be debited by the Vendor prior to Closing;

(B)

$25,000 deposited by Action Antigua with Firepay;

(C)

the Rolling Reserve; and

(D)

all the rights to the processor agreements signed between Action UK and the respective payment processor, excluding any cash remaining in the processing accounts at Closing;

(vi)

the Hardware;

(vii)

all the Domains;

(viii)

all the rights to the Customers for the purpose of this contract and acquisition of the Business;

(ix)

all the rights to the Employees and their contracts, if they agree to continue to work for the Purchaser;

(x)

an Undivided Interest in the Software;

(xi)

all Books and Records in use by Vendor on the date of this Agreement to operate the Network and Software, including, but not limited to, the Jira system with its historical information;

(xii)

all files, blueprints, drafts and finished and unfinished marketing material produced by Vendor to market the Network or the Business; and

(xiii)

any and all other assets owned directly by the Vendor or indirectly through its subsidiaries, and necessary to operate the Network and the Business;

but excluding the Excluded Assets;

“Books and Records” means all files, ledgers, correspondence, lists, manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, financial statements, financial working papers, computer discs, tapes or other means of electronic storage, and all other records or documents of any nature or kind whatsoever belonging to the Vendor specifically related to the Business, and excluding any relating exclusively to the Excluded Assets;

“Break Up Fee” has the meaning given in subsection 2.5(a);

“Business” means the online Action Poker business, as a going concern, consisting of the Network and the Software;

“Business Day” means any day other than a Saturday, Sunday or any statutory holiday in British Columbia;

“Chargeback” means, a debt to the Business that occurs if a Customer deposit transaction done up to and including the Closing, on the Network is cancelled, and the processing company returns the deposit amount to the Customer. A typical chargeback would arise when a Customer makes a credit card deposit transaction and then denies that he made the transaction with the Network. When the Customer’s bank reverses the transaction and credits the Customer, the chargeback is the amount returned to the Customer, plus fees deducted by the processing company from the Network;

“Closing” means the completion of the sale and purchase of the Assets and the Business in accordance with subsection 8.1;

“Closing Date” means November 17th, 2006, or such other date as may be agreed to in writing by the Vendor and the Purchaser;

“Customers” means any Person that opens a user account (client account, player account or similar) on the Network, and provides personal data including, but not limited to, name, address, email, phone number, credit card information, or makes a wager;

“Domains” means all domain names listed in Schedule 1;

 “Excluded Assets” means cash on hand in the accounts at Closing of Action UK with Bank of Scotland and the Royal Bank of Scotland, the Oracle software owned by the Vendor, the Asian multiplayer software games, other items and amounts specified in this Agreement to be excluded, and any other assets owned by the Vendor and not necessary or used to operate the Network and the Business;

“Encumbrances” means and includes, whether or not registered or recorded, any and all:

(a)

mortgages, assignments of rent, liens, free-rolls, leases, charges, security interests, hypothecs, and pledges whether fixed or floating against property

(whether real, personal, mixed, tangible or intangible), or any subordination to any right or claim of others in respect thereof;

(b)

any option or other right to acquire, or acquire any interest in, any property; and

(c)

other encumbrances of whatsoever nature and kind against property (whether real, personal, mixed tangible or intangible);

 “Employees” means all the persons listed in Schedule 7, regardless of in which corporate entity they might be employed at Closing;

“Exchange” means the TSX Venture Exchange;

“Game Data” means any historic transaction, play, whether of fun or for real money, or any other possible interaction recorded between the Customers and the computers on the Network since its inception and which is in the possession of the Vendor as of the date hereof;

“Hardware” means all the computer hardware owned and used by the Vendor in connection with the Business and the development and testing of the Software. The numbers of servers, workstations and network servers and appliances included in this transaction are listed in the Schedule of Hardware;

 “Intellectual Property” means all rights in the brands, logotypes, artwork, trade secrets, know-how, goodwill, domain names and websites relating to the Business; copyrights owned by the Business and/or any of the companies to be acquired by the Purchaser hereunder, including any performing, author or moral rights therein; designs, inventions, processes, know-how, technology (including software) owned by the Business and related to the Network and/or the operation of the Business, together with all existing rights thereto granted to the Vendor under licences, agreements and/or instruments;

“ITA” means the Income Tax Act (Canada), as amended from time to time;

“Legal Proceeding” means any litigation, action, suit, investigation, hearing, claim, complaint, application, grievance, arbitration proceeding or other proceeding and includes any appeal or review and application thereof;

 “Licensees” means all Persons that operate a poker website or skin or both directing Customers to the Network prior to and on the Closing Date, and includes, without limitation, some partners that operate a stand-alone version of the Software, or versions thereof, but do not direct traffic to the Network;

“Network” means the online poker network known as Action Poker Network operated under the Domains, including all the Licensees;

“Notice” has the meaning given in subsection 15.1;

“Person” means an individual, a corporation, a partnership, a trust, an unincorporated organization or a government agency or instrumentality;

“Player Funds” means all money the players on the Network have in their real money player accounts or as pending real money cashouts at the time of Closing as represented by a list of all players and their current client balance on the Network together with all unpaid cashouts (withdrawals) delivered by the Vendor at the time of Closing.;

 “Purchase Price” means the purchase price for the Assets, as set out in subsection 2.2;

“RBS Security Deposit” means the deposit of the Vendor with Royal Bank of Scotland in the amount of Canadian $ 270,000;

“Rolling Reserve” means the amount known in the industry as the rolling reserve, as determined by the parties on the Closing Date;

“Software” means the computer software including application software, object codes, the Source Code, development and testing systems and tools in use by the Vendor on the date of this Agreement in connection with the Business and/or to run the Network, whether under licences, other agreements or other instruments relating thereto (including rights as licensor, as under licenses of Software to the Vendor’s licensees;

“Source Code: means the code for the Software, including comments and procedural code, such as job control language statements, written in a form intelligible to trained computer programmers and capable of being translated into object code for operation on computer equipment through assembly or compiling and accompanied by documentation, sufficient to meet the development and maintenance needs of the Business and the Network as they are currently being operated by the Vendor;

“Taxes” means all taxes payable under any applicable Tax Legislation, including, without limitation, income taxes, excise taxes, sales taxes, goods and services taxes, value added taxes, transfer taxes, property taxes, capital taxes, import and customs duties, intangible taxes and other governmental charges and assessments, and includes additions by way of penalties, interest, fines and other amounts with respect thereto;

 “Time of Closing” means the time at which the Closing takes place, which will be 10:00 a.m., Vancouver time, on the Closing Date or such other time as the parties may agree upon.

“Undivided Interest in the Software” means a distinct but undivided interest and ownership of such rights as the Vendor has in  the Software and the intellectual property rights therein as of the date of this Agreement.  Each party that holds such interest (i.e., the Purchaser and the Vendor, or any predecessor or successor of either) may alter, modify, create derivatives, non-exclusively license, transfer, sell, or otherwise exploit without the consent of the other party) Notwithstanding anything to the contrary, neither holder of an Undivided Interest in the Software (or any predecessor or successor thereof) shall:

(a)

be obligated to account to the other holder of an Undivided Interest in the Software or to make any reconciliation or payment to the other holder of an Undivided Interest in the Software in connection with any use or exploitation of such Undivided Interest in the Software.

(b)

have any interest or right in or to any derivative work of such Undivided Interest in the Software created by the other holder of an Undivided Interest in the Software, nor shall the holder of an Undivided Interest in the Software be held liable for negligence or default by the other holder of the Undivided Interest in the Software in the event of any derivative work thereof;

and to the extent either holder of an Undivided Interest in the Software (or any predecessor or successor thereof) is entitled to and successfully enforces any infringement claim with respect to any copyright in the Software, one-half (½) of all monetary damages received in connection with such enforcement action, less one-half (½)  of all costs and expenses of enforcement, shall be remitted to the other owner of an Undivided Interest in the Software.

1.2

Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the gender include all genders.

1.3

Headings

The inclusion of headings in this Agreement is for convenience only and will not affect the construction or interpretation of this Agreement.

1.4

Generally Accepted Accounting Principles

All accounting terms not defined in this Agreement will have those meanings generally ascribed to them in accordance with Canadian GAAP, applied consistently.  Unless specifically provided in this Agreement, all calculations to be made pursuant to this Agreement will be made and completed in accordance with Canadian GAAP, applied consistently.

1.5

Currency

Except where otherwise expressly provided, all amounts in this Agreement are stated and will be paid in United States Dollar currency.

1.6

Governing Law

This Agreement will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein and each of the parties attorns to the exclusive jurisdiction of the courts of British Columbia.

1.7

Schedules

The following are the Schedules which are attached to and form part of this Agreement:

Schedule 1 List of Domains

Schedule 2 List of Licensee contracts

Schedule 3 Overview of Hardware

Schedule 4 List of agreements and contracts signed by Action UK

Schedule 5 List of agreements and contracts signed by Action Poker Costa Rica

Schedule 6 List of agreements and contracts signed by Action Antigua

Schedule 7 List of Employees

Schedule 8 Kahnawake Interactive Gaming Licence

1.8

Reference to the Vendor

All references to the Assets owned by the Vendor in this agreement shall mean the Vendor or any party wholly-owned or controlled by the Vendor that owns any Assets at the Closing.  The Vendor assumes responsibility to ensure transfer of the Assets, Business and Software to the Purchaser as provided for in this Agreement.

2.

PURCHASE OF ASSETS

2.1

Purchase and Sale

Subject to the terms of this Agreement, on the Closing Date, the Purchaser hereby purchases from the Vendor and the Vendor hereby sells, transfers, assigns, conveys and delivers to the Purchaser, a good, unencumbered, and unrestricted title to the Assets as defined in this agreement, free and clear of all Encumbrances (other than claims (if any) by 3rd party providers of software for copyright or other infringement and/or unlicensed use, development, sublicensing and/or other exploitation of software), excluding, however, the Excluded Assets.

2.2

Purchase Price

The Purchase Price for the Assets is $2,350,000, payable by the Purchaser on the terms and conditions set out in Section 2.5, as adjusted pursuant to Section 2.4.

2.3

Allocation of Purchase Price

The Purchase Price will be allocated among the Assets as reasonably determined by the Purchaser and communicated by the Purchaser to the Vendor.

2.4

Adjustment to the Purchase Price on Closing

On the Closing Date, the Vendor and the Purchaser shall jointly calculate the adjustment to the Purchase Price by making the following additions or deductions to the base amount of $2,350,000:

(a)

by deducting the amount of Player Funds, (which will be agreed to by the Purchaser and the Vendor on the Closing Date using the list supplied by the Vendor) which the Purchaser shall be responsible to pay out to the players;

(b)

by adding the amount of the Rolling Reserve, (which will be agreed to by the Purchaser and the Vendor on the Closing Date using the information supplied by the Vendor);

(c)

by adding the RBS Security Deposit and any other security deposit lodged with any other payment processors;

(d)

by adding $25,000 deposited by Action Antigua with Firepay as a reserve.

2.5

Payment of  Purchase Price

The Purchase Price for the Assets will be paid by the Purchaser at the following times in the following amounts:

(a)

$250,000 payable to the Vendor’s legal counsel in trust immediately after signing of this agreement, which shall constitute a break up fee (the “Break-up Fee”) and upon Closing will be applied against the Purchase Price or if this Agreement is earlier terminated, in accordance with the provisions set out in section 11;

(b)

on the Closing Date, the balance of the Purchase Price, as adjusted pursuant to Section 2.4, upon the fulfillment or waiver of all conditions precedent as set out herein payable to the Vendor’s counsel in trust for the Vendor.

2.6

Standstill Agreement

From the date of execution of this Agreement until completion of the transactions contemplated herein, or until the early termination of this Agreement by the Purchaser, the Vendor will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, or entertain or enter into discussions or negotiations with any Person other than the Purchaser, with respect to any amalgamation, merger, consolidation, arrangement, restructuring, sale of any material assets or part thereof, unless such action, matter or transaction is part of the transactions contemplated in this Agreement.

2.7

Purchaser only Assuming Specified Liabilities

The parties acknowledge the Purchaser is not purchasing any liabilities of the Business or liabilities or obligations generated by the Business or the Assets other than as specifically agreed to in this Agreement by the Purchaser.  The Vendor will be responsible for the liabilities of the Business and the liabilities and obligations generated by the Business and the Assets, to the extent such liabilities and obligations are not specifically purchased or assumed by the Purchaser.  The Purchaser will assume all responsibility and liability for paying out the Player Funds on the

Closing.  The Vendor will pay out all winners for the Free Roll Winners Final Televised Table in London.. The Vendor will pay or, if paid by the Purchaser, reimburse the Purchaser, for all liabilities and obligations generated by the Business or the Assets, to the extent such liabilities and obligations are not specifically purchased or assumed by the Purchaser pursuant to this Agreement. The Purchaser will pay or, if paid by the Vendor, reimburse the Vendor, for all liabilities and obligations generated by the Business or the Assets, to the extent such liabilities and obligations are specifically purchased or assumed by the Purchaser pursuant to this Agreement.

3.

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Vendor

The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on all of those representations and warranties in connection with its purchase of the Assets:

3.1.1

Corporate Status and Authority

(a)

The Vendor is a company duly incorporated under the laws of British Columbia, validly exists and is in good standing at the office of the British Columbia Registrar of Companies with respect to the filing of annual reports.  No proceedings have been instituted or are pending for the dissolution or winding-up of the Vendor.

(b)

The Vendor is a reporting issuer in the provinces of British Columbia and Alberta and is substantially in compliance with the requirements of applicable securities legislation in those provinces and the rules and policies of the Exchange or its listing agreement with the Exchange; except for those violations that will not have a material adverse effect on the Vendor;

(c)

Action Antigua is a company duly incorporated under the laws of Antigua and will be reinstated to good standing by the Vendor before the Closing Date.  Action Antigua owns only those assets set out in the definition of Assets in this Agreement, and to the knowledge of the Vendor there are no liabilities of the corporation that have not been specifically disclosed to the Purchaser by the Vendor.

(d)

Action UK is a company duly incorporated under the laws of the United Kingdom and is in good standing. Action UK owns only those assets set out in the definition of Assets in this Agreement, and to the knowledge of the Vendor there are no liabilities of the corporation that have not been specifically disclosed to the Purchaser by the Vendor.

(e)

Action Poker Costa Rica is a company duly incorporated under the laws of Costa Rica and is in good standing. Action Costa Rica owns only those assets set out in the definition of Assets in this Agreement, and to the knowledge of the Vendor there are no liabilities of the corporation that have not been specifically disclosed to the Purchaser by the Vendor.

(f)

The execution and delivery of this Agreement and the other documents contemplated to be executed hereunder and the completion of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Vendor.  This Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor enforceable in accordance with its terms.

3.1.2

Financial Status

(a)

The information with respect to the financial performance of the Assets as provided in the statements of operations and deficit  provided by the Vendor in its Q1 and Q2 2006 reports released through SEDAR to members of the public are materially correct as of the dates thereof;

(b)

The confidential information with respect to the number of players and number of active players on the Network including their geographic origin, provided by the Vendor to the Purchaser during its due diligence investigation is materially correct as of the date thereof;

3.1.3

Assets

(a)

The Vendor, Action Antigua, Action UK and Action Poker Costa Rica have a good and marketable title to the Assets indicated in this Agreement to be owned by each of them free and clear of all Encumbrances, subject, however, to Section 3.1.9.

(b)

The Vendor is the sole shareholder of Action Antigua, Action UK and Action Poker Costa Rica and there are no outstanding shares, options or agreements for the purchase of any of the shares of these corporations.

(c)

The Hardware and the Assets are in working order, normal wear and use excepted, and suitable for the operation of the acquired Business or the Network.

(d)

Subject to Section 3.1.9, no one other than the Vendor owns directly or indirectly or has any agreement, option or commitment to acquire or lease any of the Assets.

(e)

Except as otherwise stipulated herein:

(i)

Subject to Section 3.1.9, the Vendor is directly, or indirectly through one of its wholly-owned subsidiaries, the owner of and has sole right and authority to use, transfer, sell or otherwise exploit the Intellectual Property;

(ii)

Subject to Section 3.1.9, to the knowledge of the Vendor no copyright, franchise, licence, trade-mark or trade name used in relation to the Business infringes the rights of any other Person;

(iii)

the Vendor is not aware of any other Person that is infringing the Vendor’s rights in the Intellectual Property; and

(iv)

the Vendor is not aware of any use of the Intellectual Property by the Vendor or any other Person, which use has not already been disclosed to the Purchaser, that would adversely affect the value of the Intellectual Property used in the Business

3.1.4

Tax Matters

(a)

The Vendor is a resident of Canada for the purposes of the ITA.

3.1.5

Employee Matters

(a)

The Vendor is registered with the Worker’s Compensation Board, is not in default with respect to payments and, to the knowledge of the Vendor, there are no complaints or orders against the Vendor as of the date hereof.

(b)

Except as disclosed in section 3.1.6(a) hereof, no employee, agent, independent contractor, officer or director of the Vendor, nor any other party other than the Vendor, has asserted in writing any claim, interest or right in any copyright for, or other intellectual property right in, any of the Software or any interest whatsoever in the Network.

3.1.6

Litigation and Claims

(a)

There are no outstanding actions, claims, demands, lawsuits, or prosecutions outstanding by or against the Vendor, and the details of the action settled by the Vendor with First Technology LLC have been disclosed to the Purchaser by the Vendor.

(b)

To the knowledge of the Vendor, there is no appropriation, expropriation or seizure of any of the Assets that is pending or which has been threatened against the Vendor.

3.1.7

Contracts

(a)

Action Antigua holds a valid Interactive Gaming Licence between Action Antigua and the Kahnawake Gaming Commission, a copy of which is attached as Schedule 8.

(b)

The Interactive Gaming Licence listed in Schedule 8, the contracts with Licensees listed in Schedule 2, the processors agreements signed between Action UK and respective processors, the agreements listed in Schedules 4, 5, and 6, and the contracts accepted by Purchaser pursuant to Section 5.2.2 below, represent a complete and accurate listing and description of all the contracts that are material (or are deemed material) to the operation of the Business as it is currently operated (collectively called “Material Contracts”).

(c)

Other than the defaults committed by Wild Card Entertainment, Nevis, who operates the website “9poker.com”, Data Business Group, who operates the website  “Vietbet.com”, Valeio Corporation, who operates the website “Valeiopoker.com” and All-In LLP, who operates the website “Heartlandpokertour.com”, Action Antigua, Action Costa Rica and Action UK are not in breach or default of any of the terms of the Material Contracts to which they are, respectively, parties and the Vendor is not aware of any breach or default or threatened breach or default of any terms of the Material Contracts by itself or any other party thereto and each such contract is substantially in good standing and in full force and effect without amendment thereto;

3.1.8

Conduct of Business

(a)

It is and has been the Vendor’s intent to operate the Business, Action Antigua, Action Poker Costa Rica and Action UK in accordance with the laws of each jurisdiction where they do business and in which their respective Customers are located.  However, Vendor makes no representation or warranty as to whether the Business, Action Antigua, Action Costa Rica and/or Action UK operated in accordance with all laws pertaining to Internet gambling in each jurisdiction where their respective Customers were located.

(b)

The Vendor further makes no representation or warranty that, after the Closing, the Business and/or Action Antigua, Action Costa Rica and/or

Action UK may conduct their operations in the same manner and/or in the same jurisdictions as they did prior to the Closing.

3.1.9

Software

(a)

The Vendor makes no representation or warranty that there are no former employees of the Vendor or third parties who have or may in the future claim to have interests in the Software, and/or any other software used in connection with the operation of the Network and/or the operation of the Business, and/or any of the intellectual property rights in any of such Software or other software.  To the Vendor’s knowledge, the Software, with the exception of possible interests or claims by 3rd party software providers such as but not limited to Microsoft and Oracle: (i) is owned or licensed by the Vendor; (ii) does not infringe the rights of third parties; and (iii) is being used, or otherwise exploited with the permission of the owner and/or copyright holder of such Software

3.1.10

Source Code

(a)

The Source Code is sufficient to meet the development and maintenance needs of the Business and the Network as it is currently being operated by the Vendor.

3.2

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on all of those representations and warranties in connection with its sale of the Assets:

(a)

The Purchaser is duly incorporated and organized and validly subsisting under the laws of British Virgin Islands and has the corporate power to enter into this Agreement and to perform its obligations hereunder;.

(b)

This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser,

enforceable against the Purchaser by the Vendor in accordance with its terms, except where such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to equitable remedies that may be granted in the discretion of a court of competent jurisdiction;

(c)

Neither this Agreement nor any document to be delivered pursuant to this Agreement by the Purchaser nor any certificate, report, statement or other document furnished by the Purchaser in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

(d)

Purchaser acknowledges that Vendor’s decision to cease access for US Customers may have significant negative impact on the operation and value of the Business;

(e)

Purchaser represents and warrants that it is familiar with the laws pertaining to gambling via the Internet in force (i) in each jurisdiction in which the Business, Action Antigua, Action Costa Rica and/or Action UK operate, and (ii) in each jurisdiction in which Customers are located, and understands how they govern and affect the operations of the Business.  Without limiting the foregoing, Purchaser specifically represents and warrants that it is familiar with the laws pertaining to gambling via the Internet in force in North America, and understands their purposes and effects on Internet poker site operators;

(f)

After Closing, the Vendor will have no interest whatsoever in the Business. The Purchaser will not request the Vendor to have any role in the Business, and specifically, without limitation, the Purchaser will not request the Vendor to provide technical advice or support, software maintenance or support, management advice or support, business advice or support, with respect to the Business, or with respect to Action Antigua, Action Poker Costa Rica or Action UK.

4.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

4.1

Survival of Representations and Warranties of the Vendor

The representations and warranties of the Vendor contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement will survive the Closing for a period of two years.

4.2

Survival of Representations and Warranties of the Purchaser

The representations and warranties of the Purchaser contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement will survive the Closing for a period of two years.

5.

COVENANTS

5.1

Covenants of the Vendor

The Vendor covenants with the Purchaser on or before the Closing Date to:

(a)

execute all documents, and take all steps necessary to effect: the transfer of the shares in Action Antigua, Action Poker Costa Rica and Action UK to the Purchaser; the resignation of the directors appointed by the Vendor, and the appointment of the Purchaser’s nominees; and the changes of names, if so required by the jurisdictions, including giving all necessary direction, documents or assistance to the agents for the Vendor in the relevant jurisdictions;

(b)

assist the Purchaser as requested in obtaining the necessary consent from the Kahnawake Gaming Commission for the resultant change in ownership of Action Antigua;

(c)

At least five (5) days before the Closing Date, provide the Purchaser with a list of all contracts that are not listed or described in Schedules to the Agreement and which pertain to the operation of the Business, other than those that, in the aggregate represent liability of less than $25,000, so that the

Purchaser can indicate to the Vendor which of such listed contracts the Purchaser agrees to assume on Closing pursuant to Section 5.2.2

(d)

before the Closing Date, execute all documents, and take all steps necessary to change the name or  provide evidence to the Purchaser of the change of name of Action Cyprus to a name that does not include “Action Poker Gaming Products” or any variation thereof, to the satisfaction of the Purchaser, acting reasonably or ensure that Action Cyprus is dissolved;

(e)

immediately after the execution of this Agreement, cause its solicitors to apply for the written acceptance of the Exchange for the transactions contemplated by this Agreement, and deliver all copies of correspondence to and from the Exchange to the Purchaser;

(f)

to keep confidential all information provided to it by the Purchaser except as required by law.

5.2

Covenants of the Purchaser

5.2.1.

The Purchaser covenants with the Vendor as follows:

(a)

to pay the Purchase Price as stipulated in Section 2 of  this Agreement;

(b)

to keep confidential all information provided to it by the Vendor;

(c)

to ensure that the Purchaser’s actions while visiting the offices of Action UK, Action Poker Costa Rica and Action Antigua, from the execution of this agreement up until Closing, will not have detrimental effect to the Business or to the Vendor, if this agreement is terminated for whatever reason;

(d)

to make offers to the Employees for consulting or employment contracts on at least as good terms as the Employees currently enjoy;

(e)

immediately upon the Closing, the Purchaser will take all steps necessary to remove the guarantee of Bedo Kalpakian, granted to Firecash Ltd. on behalf of the Vendor, and will save harmless and indemnify Bedo Kalpakian from any liability under the guarantee until the guarantee is removed.

5.2.2

By the later of (i) three days after the Vendor provides its list of agreements pursuant to Section 5.1(c) and (ii) the day before the Closing Date, the Purchaser shall indicate to the Vendor, in writing, which of the contracts on the list of contracts provided to the Purchaser pursuant to Section 5.1(c), the Purchaser will accept.  In addition, the Purchaser hereby agrees to accept those contracts pertaining to the operation of the Business that are not listed or described in Schedules to the Agreement or on the list provided to the Purchaser pursuant to Section 5.1(c), which represent, in the aggregate, liability of less than $25,000. Agreements accepted pursuant to either of the foregoing sentences of this Section 5.2.2 shall be “Material Contracts” for all purposes of this Agreement (whether or not they are actually material to the operation of the Business).  The Vendor shall have the right to terminate and/or otherwise settle any agreements not accepted by the Purchaser.

6.

PRE-CLOSING MATTERS

6.1

Operations Until Closing

Except as otherwise provided in this Agreement or as otherwise agreed in writing by the Purchaser, the Vendor will from the date of this Agreement up to the Closing:

(a)

Provide to the Purchaser, its employees, representatives and agents, access during normal business hours to the facilities, properties and all books, accounts, data and records relating to the Business or the Assets, including electronically stored data and records, and to the Vendor’s personnel, including, without limitation, all financial and operating data relating to the Business or the Assets and all, or true copies of all, title documents, contracts, agreements, mortgages, instruments, leases and other documents relating to the Assets or the Business as the Purchaser from time to time reasonably requests.

(b)

Carry on and conduct the Business in the ordinary course consistent with past practice (subject, however, to its decision described in Section 3.2(d) and its conduct arising out of that decision) and in particular to not allow any of the Assets to become subject to any Encumbrance and to not sell, lease, license, transfer or otherwise dispose of, or agree to sell, lease, license, transfer or otherwise dispose of, any of the Assets except in the ordinary course of the Business, use all reasonable efforts to keep available the services of the present employees of the Vendor for the Purchaser, and to make all necessary tax, governmental and other filings in a timely fashion;

7.

CONDITIONS OF CLOSING

7.1

Conditions of the Purchaser

The obligation of the Purchaser to complete the purchase of the Assets contemplated by this Agreement is subject to the fulfilment of the following conditions:

(a)

the representations and warranties of the Vendor contained in this Agreement will be true and correct on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing;

(b)

each of the covenants and agreements of the Vendor to be performed prior to or at the Closing shall have been duly performed including delivery by or on behalf of the Vendor of the closing documents in section 8.2;

(c)

the Exchange will have accepted for filing the sale of the Assets and the Business by the Vendor;

(d)

there will be no Order of a court or Governmental Authority that is in effect which restrains or prohibits the sale of Assets contemplated by this Agreement and no action or proceeding shall have been instituted and remain pending before any such court or Governmental Authority to restrain or prohibit the sale of the Assets contemplated hereby;

(e)

the Purchaser will be satisfied the Employees that are key to the Business will have agreed to resign from their employment with the Vendor (except to the extent they are working with subsidiaries to be acquired by the

Purchaser), and be retained as consultants, or employees, by the Purchaser or its nominee effective on the Closing;

(f)

on or before October 27, 2006, the Vendor will have delivered to the Purchaser a copy of the submission letter to the Exchange seeking the acceptance of the Exchange to the transactions contemplated herein;

(g)

all steps will have been taken to effect the transfer of all intangibles including rights under the Material Contracts and Intellectual Property, on terms reasonably satisfactory to the Purchaser;

(h)

that the Vendor will have provided reasonable assistance to, and covered all costs in relation to, the Purchaser, to move its support operation, fraud department and related services from Action Cyprus to Action Poker Costa Rica;

(i)

the Vendor will have supplied evidence, satisfactory to the Purchaser acting reasonably, that all operating expenses of Action UK, Action Poker Costa Rica and Action Antigua have been paid and settled up until Closing;

In the event that any of the foregoing conditions are not performed or fulfilled at or before the Closing, the Purchaser may terminate this Agreement, in which event, the Purchaser and the Vendor will be released from all obligations under this Agreement, other than the terms with respect to confidentiality and the return of the Break Up Fee as provided in section 11.  The foregoing conditions are for the benefit of the Purchaser only and accordingly the Purchaser will be entitled to waive compliance with any such conditions if it sees fit to do so, without prejudice to its rights and remedies at law and in equity and also without prejudice to any of its rights of termination in the event of non-performance of any other conditions in whole or in part.

7.2

Conditions of the Vendor

The obligation of the Vendor to complete the sale of the Assets contemplated by this Agreement is subject to the fulfilment of the following conditions:

(a)

the representations and warranties of the Purchaser contained in this Agreement will be true and correct on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing;

(b)

the Exchange will have accepted for filing the sale of the Assets and the Business by the Vendor;

(c)

the Vendor will have obtained shareholder approval for the transactions contemplated herein, if that approval is required by the Exchange or any other regulatory authority having jurisdiction over the Vendor;

(d)

that all of the covenants and agreements of the Purchaser to be performed on or before the Closing pursuant to this Agreement will have been duly performed in all material respects.

The foregoing conditions are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time.

8.

CLOSING TRANSACTIONS

8.1

Time and Place

The Closing will take place in the offices of Miller Thomson LLP, Barristers & Solicitors, 1000-840 Howe Street, Vancouver, British Columbia, V6Z 2M1, at the Closing Time on the Closing Date.  All documents and the purchase price payable on Closing will be delivered in escrow, pending the satisfaction of all conditions precedent, to the Closing.

8.2

The Vendor’s Closing Documents

At the Closing, the Vendor will deliver the following to the Purchaser:

(a)

a detailed accounting of the Players Funds at the time of Closing;

(b)

all deeds, bills of sale, transfers and assignments which are necessary to assign or transfer the Assets or the Vendor’s interest in the Assets to the Purchaser as contemplated by this Agreement in such form as the Purchaser may reasonably require including without limitation the copies of documents necessary to effect the transfer of the shares in the capital of each of Action UK, Action Antigua and Action Poker Costa Rica to the Purchaser;

(c)

the resignation and nomination of the directors and officers as contemplated by this Agreement, and all other documents to effect the changes of name contemplated by this Agreement will have taken or will take place;

(d)

copy of  a resolution of the directors of the Vendor approving the sale of the Assets and the Business as contemplated by this Agreement and the execution and delivery of this Agreement and all documents required to be executed by the Vendor pursuant to this Agreement or to effect the transactions contemplated by this Agreement;

(e)

copy of the letter from the Exchange accepting for filing the sale of the Assets and the Business by the Vendor;

(f)

a certificate dated the Closing Date of an authorized officer of the Vendor certifying that, to the best of the officer’s knowledge the representations and warranties made by the Vendor in this Agreement are true and correct in all material respects as at the Closing and that all covenants and agreements to be observed or performed by the Vendor on or before the Closing pursuant to the terms of this Agreement have been duly observed and performed in all material respects, with particulars of any applicable exceptions;

(g)

a copy of the Source Code of the Software;

(h)

full access to the Software and Hardware including usernames, passwords and remote log in details needed to operate and modify the Software and the Network;

(i)

copies of all banking documents for all accounts used for the Business;

(j)

the Books and Records;

(k)

assignments by the Vendor or its subsidiaries, as applicable of its or their interests under the Material Contracts as defined in Subsection 3.1.7, if applicable, executed by the Vendor or its subsidiaries; and

(l)

any other documents reasonably required by the Purchaser to effect the transactions contemplated by this Agreement.

8.3

The Purchaser’s Closing Documents

At the Closing, the Purchaser will deliver the following to the Vendor:

(a)

the payment of the balance of the Purchase Price contemplated by subsection 2.4;

(b)

the execution and delivery of this Agreement and all documents required to be executed by the Purchaser pursuant to this Agreement;

(c)

a certificate dated the Closing Date of an authorized officer of the Purchaser certifying that, to the best of the officer’s knowledge, all covenants and agreements to be observed or performed by the Purchaser on or before the Closing pursuant to the terms of this Agreement have been duly observed and performed in all material respects, with particulars of any applicable exceptions;

(d)

an assumption by the Purchaser of the Vendor’s obligations under the Material Contracts being assigned to the Purchaser, if applicable, executed by the Purchaser; and

(e)

any other documents reasonably required by the Vendor to effect the transactions contemplated by this Agreement.

8.4

Concurrent Delivery

It will be a condition of the Closing that all matters of payment and the execution and delivery of documents by each party to the others all pursuant to the terms of this Agreement will be concurrent requirements and that nothing will be complete at the Closing until everything required as a condition precedent to the Closing has been paid, executed and delivered, unless the condition precedent has been specifically varied by the party for whose benefit it is inserted to allow for a delay of the fulfillment of the condition precedent until after the Closing.

8.5

Delivery of Books and Records

Immediately following the Closing, the Vendor will deliver or make available to the Purchaser in the respective places where such documents are now located, the accounting records, operating manuals and all other documents, files and data (including the Books and Records and any other electronically stored data and records and software) relating to the Assets and the Business.

9.

ASSUMPTION OF OBLIGATIONS AND LIABILITIES

9.1

Assumption of Obligations and Liabilities After Closing Date

Effective on the Closing, the Purchaser will assume, pay, satisfy and discharge and be responsible for the performance of all liabilities and obligations of the Business and/or by any of the companies acquired by the Purchaser hereunder (i) which are to be paid, satisfied, discharged, observed or performed on or after the Closing under or in relation to the Material Contracts, except to the extent any such liability or obligation relates to goods, services, performance or other benefits received by the Business prior to the Closing Date, and (ii) arising out of transactions, contracts, offers, promotions, acts or omissions effected or caused to occur after the Closing by the Purchaser, the Business and/or by any of the companies acquired by the Purchaser hereunder.  The Vendor will be responsible for and pay, satisfy and discharge all direct or contingent liabilities and obligations of the Business and/or of the companies acquired by the Purchaser hereunder other than those assumed by the Purchaser pursuant to the foregoing sentence.

9.2

Payment of Taxes on Sale and Transfer

The Vendor will be responsible for and will pay when due sales taxes, social services taxes, goods and services taxes or similar taxes and any registration fees payable in respect of the sale and transfer of the Assets to the Purchaser and, where required by applicable legislation, will remit such taxes directly to the appropriate government agency.

9.3

Payment of Expenses

Each party hereto will be responsible for and will pay all their own expenses, costs, liabilities relating to this transaction, including any legal, accounting or other related fees.

9.4

Chargebacks

Upon Closing, and for a period of 12 months thereafter, the Purchaser will charge the Vendor, on a monthly basis if applicable, for any verified Chargeback. The Vendor agrees to reimburse the Purchaser for all verified Chargebacks within 30 days of receiving demand for such payment. If the Vendor doubts the validity of a particular Chargeback, the Purchaser will provide the Vendor, or its appointed chartered accountant, access to review the processing records received from processors in order to verify its validity. If the chartered accountant reviews the records and concludes the Chargeback did not occur, the Purchaser will reimburse the Vendor for the cost of the chartered accountant’s services.

10.

NON-COMPETE

10.1

Non-compete

(a)

For a period of two (2) years after Closing the Vendor will not, without the prior written consent of the Purchaser, work, assist, consult for or, except as provided for in this Agreement, be in any way involved with, whether directly or indirectly, any Person pursuing to create a business similar to the activities performed on the Network, or by the Business, whatever is most restrictive, at the time of Closing, which is primarily targeted towards the USA or Canada, or to take any interest in such organization, company or enterprise.

(b)

For a period of two (2) years after Closing the Vendor will not, except as provided for in this Agreement, directly or indirectly, use or disclose to any Person, any confidential information, trade secrets, technical data and know-how pertaining to the acquired Assets or Business, including but not limited to information relating to Customer lists, Affiliate information, Customer contact information, marketing materials, Contracts, pricing information, financial information, employee information, business practices, any other information of the Business not generally known to the public, or the products, research, development, processes, methods and equipment of the Business, without the prior written consent of the Purchaser.

10.2

Non-applicability

It is agreed that the Vendor shall keep and retain an Undivided Interest in the Software.  Nothing in this Section 10 is intended to prohibit the Vendor from:

(a)

using its Undivided Interest in the Software for the development of and operations of its products in Asia and Europe, and related business thereto, as long as their primary business operations are not targeted towards Canada and the United States; and

(b)

selling a copy of its Undivided Interest in the Software to a licensed Nevada brick and mortar casino operator or a subsidiary thereof.

11.

TERMINATION

11.1

Termination of Agreement

Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated at any time prior to the Closing Date only as follows:

(a)

by the mutual written consent of the Parties;

(b)

by any Party if any governmental authority shall have issued an order, decree, or ruling or taken any other action which permanently restrains, enjoins, or otherwise prohibits the transfer of Assets contemplated in this

Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

(c)

by the Vendor if the Purchaser shall have breached in any material respect any of its representations, warranties, covenants, or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 7, which breach has not been cured within 5 Business Days after the giving of written notice by the Vendor to the Purchaser specifying such breach; provided, however, the Vendor may not terminate this Agreement pursuant to this subsection if the Vendor has breached in any material respect any of its representations, warranties, covenants, and agreements hereunder;

(d)

by the Purchaser (i) if the Closing has not occurred on or prior to November 17th, 2006, as a result of the Vendor’s failure to fulfill any of its obligations under this Agreement or to effect the satisfaction of any of the conditions set forth in section 7; or (ii) if the Vendor has breached in any material respect any of its respective representations, warranties, covenants, or other agreements contained in this Agreement provided, however, the Purchaser may not terminate this Agreement pursuant to this subsection if the Purchaser has breached in any material respect any of its representations, warranties, covenants, and agreements hereunder.

11.2

Release of Break Up Fee

If this Agreement is terminated pursuant to subsection 11.1(c), hereof, then the Vendor shall be entitled to retain the Break Up Fee as liquidated damages, which the Parties agree sufficiently approximates the Vendor’s damages in connection with the negotiation, preparation, and termination of this Agreement and represents the Vendor’s sole and exclusive remedy in connection with such termination.  If this Agreement is terminated otherwise than pursuant to subsections 11.1(c), hereof, the Vendor hereby irrevocably directs its solicitors to return the Break Up Fee to the Purchaser within 5 Business Days of such termination as liquidated damages, which the Parties agree sufficiently approximates the Purchaser’s damages in connection with the negotiation, preparation, and termination of this Agreement and represents the Purchaser’s sole and exclusive remedy in connection with such termination.  Notwithstanding anything in this Agreement that may provide otherwise, in the event the Closing occurs, any liability of the Vendor to the Purchaser for breaches of this Agreement and/or in connection with the transactions called for in this Agreement, whether in contract, tort or other theory of law, and whether at law or in equity, shall not exceed, in the aggregate, the Purchase Price.

12.

INDEMNIFICATION

12.1

Indemnification by the Vendor

The Vendor covenants and agrees to indemnify and save harmless the Purchaser from any loss, damage, liability, cost and expense (including without limitation any tax liability) suffered by the Purchaser directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant or agreement of the Vendor contained in this Agreement, or any document or certificate delivered under this Agreement, or by reason of any failure of the Vendor to pay or discharge any of the obligations and liabilities for which it is responsible under this Agreement.  The Vendor will have the right at its option to undertake and assume control of the defence of any claim and the Purchaser will co-operate in such defence and make available all information and documentation requested by the Vendor with respect thereto; provided, however, that the Vendor will first deliver to the Purchaser written acceptance of liability for indemnification of the Purchaser for the claim.

12.2

Indemnification by the Purchaser

The Purchaser covenants and agrees to indemnify and save harmless the Vendor from any loss, damage, liability, cost and expense (including without limitation any tax liability) suffered by the Vendor directly or indirectly as a result of or arising out of (i) any breach of representation, warranty, covenant or agreement of the Purchaser contained in this Agreement, or any document or certificate delivered under this Agreement, or (ii) by reason of any failure of the Purchaser to pay or discharge any of the obligations and liabilities for which it is responsible including, without limitation, any loss, damage, liability, cost and/or expense (including without limitation any tax liability) suffered by the Vendor, directly or indirectly, as a result of or arising out of:

(a)

the operation after Closing by the Purchaser of the Business, Action Antigua, Action Poker Costa Rica and/or Action UK, including but not limited to any action or omission of the Business, Action Poker Costa Rica and/or Action UK in breach of any applicable law, regulation or rule; and

(b)

any claim, demand, lawsuit or other legal action by any third party or government entity arising from the operation after Closing by the Purchaser of the Business, Action Antigua, Action Poker Costa Rica and/or Action UK, including but not limited to any action or omission of the Business, Action Poker Costa Rica and/or Action UK in breach of any applicable law, regulation or rule.

13.

CONFIDENTIALITY

Neither the Vendor nor the Purchaser will disclose the terms of this Agreement, to the public, but will be entitled to disclose the same to their respective professional advisors or as otherwise required by law or regulatory authorities.

14.

ARBITRATION

14.1

Notice

In the event any dispute, claim, question or difference arising out of or relating to the Agreement or any breach or alleged breach hereof (the “Dispute”), any party can give the other party notice (a “Notice”) of the Dispute in writing.  The parties will use their best endeavours to settle the Dispute.

14.2

Procedure

In the event the parties fail to settle the Dispute within 14 days after the date of the Notice, the parties agree that the Dispute will be submitted to private and confidential arbitration pursuant to the Commercial Arbitration Act (British Columbia) and the Rules of Procedure of the British Columbia International Commercial Arbitration Centre (“BCICAC”), with the following modifications:

(a)

the tribunal will consist of one arbitrator (the “Arbitrator”).  If the parties cannot agree on the Arbitrator, he or she will be appointed by the BCICAC.  The Arbitrator must be qualified by education and training to decide the Dispute between the parties;

(b)

the award of the Arbitrator must be rendered in writing and with reasons within 30 days after the conclusion of the arbitration hearing, unless the parties otherwise agree in writing;

(c)

the arbitration award will be final and binding on the parties;

(d)

all costs will be determined by the Arbitrator;

(e)

the Arbitrator may not order any punitive damages;

(f)

the compensation and expenses of the Arbitrator shall (unless the Arbitrator otherwise determines) be paid equally by the Purchaser and the Vendor; and

(g)

any other modifications that are agreed to by the parties.

15.

MISCELLANEOUS

15.1

Notices

Any notice, request, demand or communication required or permitted to be given under this Agreement will be in writing and may be delivered by hand or facsimile transmission to the party to which it is to be given as follows:

To the Vendor:

1255 West Pender Street, Suite 100
Vancouver, BC  V6E 2V1

Attention: Jake Kalpakian, President & CEO

Facsimile No.: +1604-681-9428

To the Purchaser:

Palm Grove House, Road Town, Tortola
British Virgin Islands

Attention: Mats Johnson, CEO / Atle Johansen, CFO

Facsimile No.:  +47 3348 3301

or to such other address as a party may specify by notice given in accordance with this subsection.  Any such notice, request, demand or communication given will be deemed to have been given, in the use of delivery by hand, when delivered, and in the use of delivery by facsimile transmission, when a legible facsimile is received by the recipient if received before 5:00 p.m. on a Business Day or on the next Business Day if such facsimile is received on a day which is not a Business Day or after 5:00 p.m. on a Business Day.

15.2

Further Assurances

Each of the parties will execute and deliver all such further documents and do such further acts and things as may be reasonably required from time to time to give effect to this Agreement.

15.3

Time is of the Essence

Time will be of the essence of this Agreement.

15.4

Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the purchase and sale of the Assets and the Business and the other transactions contemplated hereby, and supersedes all prior agreements, undertakings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations, covenants or agreements between the parties except as set forth in this Agreement.

15.5

Assignment

Except with the written consent of the other party, a party may not assign any of its rights, benefits, obligations or liabilities under or in respect of this Agreement.

15.6

Counterpart

This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be considered one and the same agreement.  A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

15.7

No Relationship

 This Agreement shall not be construed as creating any joint venture, employment, franchise, partnership or agency among the Parties and no Party shall be deemed to be the legal representative of any other Party for the purposes of this Agreement.  No Party shall have, and shall not represent itself as having, any authority to act for, to undertake any obligation on behalf of any other Party, except as expressly provided in this Agreement.

15.8

Enurement

This Agreement will enure to the benefit of and will be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

15.9

Amendment and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

LAS VEGAS FROM HOME.COM ENTERTAINMENT LTD.
Per:
Name:
Title:
I/We have the authority to bind the corporation

PLAYSAFE HOLDINGLTD.
Per:
Name:
Title:
I/We have the authority to bind the corporation

 Schedule 1, List of Domains

The following Domains shall be transferred from the Vendor to the Purchaser at Closing:

Domain Name	Expires	Status
ACTION-COMMERCE.COM	5/15/2008	Active - Public - Locked
ACTION-POKER.BIZ	05.04.2007	Active - Public - Locked
ACTION-POKER.CO.UK	05.05.2007	Active - Public - Locked
ACTION-POKER.COM	5/15/2007	Active - Public - Locked
ACTION-POKER.INFO	05.05.2007	Active - Public - Locked
ACTION-POKER.NAME	05.05.2007	Active - Public - Locked
ACTION-POKER.NET	5/15/2007	Active - Public - Locked
ACTION-POKER.ORG	05.05.2007	Active - Public - Locked
ACTION-POKER.TV	05.04.2007	Active - Public - Locked
ACTION-POKER.US	05.04.2007	Active - Public - Locked
ACTION-POKER.WS	05.04.2007	Active - Public - Locked
ACTION-TELLER.COM	5/15/2008	Active - Public - Locked
ACTIONBINGO.BIZ	02.10.2007	Active - Public - Locked
ACTIONBINGO.CO.UK	02.11.2008	Active - Public - Locked
ACTIONBINGO.COM	5/15/2007	Active - Public - Locked
ACTIONBINGO.INFO	02.11.2007	Active - Public - Locked
ACTIONBINGO.NET	5/15/2007	Active - Public - Locked
ACTIONBINGO.ORG	02.11.2007	Active - Public - Locked
ACTIONBINGO.TV	02.11.2007	Active - Public - Locked
ACTIONBINGO.US	02.10.2007	Active - Public - Locked
ACTIONBINGO.WS	02.10.2007	Active - Public - Locked
ACTIONBINGOHOME.CO.UK	2/20/2008	Active - Public - Locked

ACTIONBINGOLIVE.CO.UK	2/20/2008	Active - Public - Locked
ACTIONBINGOONLINE.CO.UK	2/20/2008	Active - Public - Locked
ACTIONBINGOSITE.CO.UK	2/20/2008	Active - Public - Locked
ACTIONBINGOWEB.CO.UK	2/20/2008	Active - Public - Locked
ACTIONCASHIER.COM	5/15/2008	Active - Public - Locked
ACTIONGOLD.COM	5/15/2007	Active - Public - Locked
ACTIONGOLDAFFILIATE.COM	5/15/2007	Active - Public - Locked
ACTIONGOLDAFFILIATES.COM	5/15/2007	Active - Public - Locked
ACTIONHELPDESK.COM	5/15/2008	Active - Public - Locked
ACTIONPOKER.BIZ	05.04.2007	Active - Public - Locked
ACTIONPOKER.CO.UK	05.05.2007	Active - Public - Locked
ACTIONPOKER.COM	5/15/2007	Active - Public - Locked
ACTIONPOKER.NAME	05.05.2007	Active - Public - Locked
ACTIONPOKER.NET	5/15/2007	Active - Public - Locked
ACTIONPOKER.ORG	05.05.2007	Active - Public - Locked
ACTIONPOKER.TV	05.04.2007	Active - Public - Locked
ACTIONPOKER.WS	05.04.2007	Active - Public - Locked
ACTIONPOKERCLASSIC.COM	5/15/2007	Active - Public - Locked
ACTIONPOKERGAMING.COM	5/15/2007	Active - Public - Locked
ACTIONPOKERNETWORK.COM	5/15/2007	Active - Public - Locked
ACTIONPOKEROPEN.COM	5/15/2007	Active - Public - Locked
ACTIONTELLER.COM	5/15/2007	Active - Public - Locked
ACTIONTELLERPROCESSING.COM	5/15/2007	Active - Public - Locked
ACTIONWORLDCASINO.COM	5/15/2007	Active - Public - Locked
ACTIONWORLDCASINO.NET	5/15/2007	Active - Public - Locked

APGARMENIA.COM	5/15/2007	Active - Public - Locked
APGCOSTARICA.COM	5/15/2008	Active - Public - Locked

BESTACTIONCASINO.CO.UK	12/13/2006	Active - Public - Locked
BESTACTIONCASINO.COM	5/15/2007	Active - Public - Locked
BESTACTIONCASINO.NET	5/15/2007	Active - Public - Locked
BESTOFVEGAS.CO.UK	8/31/2007	Active - Public - Locked
BESTOFVEGASONLINE.COM	5/15/2007	Active - Public - Locked
BESTPOKERFROMHOME.COM	5/15/2007	Active - Public - Locked
BESTPOKERNIGHT.COM	5/15/2007	Active - Public - Locked
BESTVEGAS.CO.UK	8/31/2007	Active - Public - Locked
BESTVEGASFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
BESTVEGASFROMHOME.COM	5/15/2007	Active - Public - Locked
BESTVEGASFROMHOME.NET	5/15/2007	Active - Public - Locked

CANADA-POKER.NET	5/15/2007	Active - Public - Locked
CANADAPOKERGAME.COM	5/15/2007	Active - Public - Locked
CANADAPOKERGAME.NET	5/15/2007	Active - Public - Locked
CANADIAN-POKER.NET	5/15/2007	Active - Public - Locked
CANADIANACES.COM	5/15/2007	Active - Public - Locked
CANADIANACES.NET	5/15/2007	Active - Public - Locked
CANADIANPOKERROOM.NET	5/15/2007	Active - Public - Locked

CARDROOMSERVICES.COM	08.04.2007	Active - Public - Locked
CASINOFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
CASINOFROMHOME.NET	5/15/2007	Active - Public - Locked
CASINOGONEWILD.COM	5/15/2007	Active - Public - Locked
CASINOGONEWILD.NET	5/15/2007	Active - Public - Locked

EMAILACTION.NET	5/15/2007	Active - Public - Locked

FREEACTIONPOKER.COM	5/15/2007	Active - Public - Locked
GLOBALACTIONCASINO.COM	5/15/2007	Active - Public - Locked
GLOBALACTIONCASINO.NET	5/15/2007	Active - Public - Locked
GO-TO-TIGERGAMING.COM	5/15/2007	Active - Public - Locked
GOACTIONPOKER.COM	5/15/2007	Active - Public - Locked
GOACTIONPOKER.NET	5/15/2007	Active - Public - Locked
GOLDEN-WHALE.COM	5/15/2007	Active - Public - Locked
GOLDEN-WHALE.INFO	3/17/2007	Active - Public - Locked
GOLDEN-WHALE.NET	5/15/2007	Active - Public - Locked
GOLDEN-WHALE.ORG	3/17/2007	Active - Public - Locked
GOLDEN-WHALE.US	3/16/2007	Active - Public - Locked
GOLDENWAIL.COM	5/15/2007	Active - Public - Locked
GOLDENWAIL.NET	5/15/2007	Active - Public - Locked
GOLDENWALE.BIZ	3/16/2007	Active - Public - Locked
GOLDENWALE.COM	5/15/2007	Active - Public - Locked

GOLDENWALE.INFO	3/17/2007	Active - Public - Locked
GOLDENWALE.NET	5/15/2007	Active - Public - Locked
GOLDENWALE.ORG	3/17/2007	Active - Public - Locked
GOLDENWALE.TV	3/17/2007	Active - Public - Locked
GOLDENWALE.US	3/16/2007	Active - Public - Locked
GOLDENWALECASINO.COM	5/15/2007	Active - Public - Locked
GOLDENWALECASINO.NET	5/15/2007	Active - Public - Locked
GOLDENWALEONLINE.COM	5/15/2007	Active - Public - Locked
GOLDENWHALE.BIZ	3/16/2007	Active - Public - Locked
GOLDENWHALE.COM	5/15/2007	Active - Public - Locked
GOLDENWHALE.INFO	3/17/2007	Active - Public - Locked
GOLDENWHALE.NET	5/15/2007	Active - Public - Locked
GOLDENWHALE.ORG	3/17/2007	Active - Public - Locked
GOLDENWHALE.TV	3/17/2007	Active - Public - Locked
GOLDENWHALE.US	3/16/2007	Active - Public - Locked
GOLDENWHALECASINO.BIZ	3/16/2007	Active - Public - Locked
GOLDENWHALECASINO.COM	5/15/2007	Active - Public - Locked
GOLDENWHALECASINO.INFO	3/17/2007	Active - Public - Locked
GOLDENWHALECASINO.NET	5/15/2007	Active - Public - Locked
GOLDENWHALECASINO.ORG	3/17/2007	Active - Public - Locked
GOLDENWHALECASINO.US	3/16/2007	Active - Public - Locked
GOTOACTIONPOKER.COM	5/15/2007	Active - Public - Locked
GOTOACTIONPOKER.NET	5/15/2007	Active - Public - Locked
GOTOPOKERINCANADA.COM	5/15/2007	Active - Public - Locked
GOTOTIGERGAMING.COM	5/15/2007	Active - Public - Locked

GUTSPOKER.COM	5/15/2007	Active - Public - Locked
GUTSPOKER.NET	5/15/2007	Active - Public - Locked
HOLYCOWPOKER.COM	5/15/2007	Active - Public - Locked

LUCKYACTIONCASINO.COM	5/15/2007	Active - Public - Locked
LUCKYACTIONCASINO.NET	5/15/2007	Active - Public - Locked

MONTECARLOFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
MONTECARLOFROMHOME.COM	5/15/2007	Active - Public - Locked
MONTECARLOFROMHOME.NET	5/15/2007	Active - Public - Locked
MTLPOKER.COM	5/15/2007	Active - Public - Locked
MYACTIONBINGO.CO.UK	2/20/2008	Active - Public - Locked
MYACTIONPOKER.COM	5/15/2007	Active - Public - Locked
MYGOLDENWALE.COM	5/15/2007	Active - Public - Locked
MYGOLDENWHALE.COM	5/15/2007	Active - Public - Locked
MYGOLDENWHALE.NET	5/15/2007	Active - Public - Locked
MYPOKERGONEWILD.COM	5/15/2007	Active - Public - Locked
MYPVFH.COM	5/15/2007	Active - Public - Locked
MYVEGASFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
MYVEGASFROMHOME.COM	5/15/2007	Active - Public - Locked
MYVEGASFROMHOME.NET	5/15/2007	Active - Public - Locked
OCEANSELEVENPOKER.NET	5/15/2008	Active - Public - Locked
OCEANSFREEPOKER.COM	5/15/2007	Active - Public - Locked
OKSARAH.COM	5/15/2007	Active - Public - Locked

OPOKERINCANADA.COM	5/15/2007	Active - Public - Locked
OPOKERINCANADA.NET	5/15/2007	Active - Public - Locked
PLANETACES.COM	5/15/2007	Active - Public - Locked
PLAYCASINOFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
PLAYCASINOFROMHOME.COM	5/15/2007	Active - Public - Locked
PLAYCASINOFROMHOME.NET	5/15/2007	Active - Public - Locked
PLAYFUNPOKER.COM	5/15/2007	Active - Public - Locked

PLAYPOKERFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
PLAYPOKERFROMHOME.NET	5/15/2007	Active - Public - Locked
PLAYPOKERINCANADA.COM	5/15/2007	Active - Public - Locked
PLAYTIGERGAMING.COM	5/15/2007	Active - Public - Locked
PLAYVEGASATHOME.COM	5/15/2007	Active - Public - Locked
PLAYVEGASATHOME.NET	5/15/2007	Active - Public - Locked
PLAYVEGASFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
PLAYVEGASFROMHOME.COM	5/15/2007	Active - Public - Locked
PLAYVEGASFROMHOME.NET	5/15/2007	Active - Public - Locked
PLAYVEGASHOME.COM	5/15/2007	Active - Public - Locked
POKER-IN-CANADA.COM	5/15/2007	Active - Public - Locked
POKER-IN-CANADA.NET	5/15/2007	Active - Public - Locked
POKERATCANADA.COM	5/15/2007	Active - Public - Locked
POKERDAYINCANADA.COM	5/15/2007	Active - Public - Locked
POKERDAYINCANADA.NET	5/15/2007	Active - Public - Locked
POKERFORCANADA.COM	5/15/2007	Active - Public - Locked

POKERFORCANADA.NET	5/15/2007	Active - Public - Locked
POKERFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
POKERFROMHOME.NET	5/15/2007	Active - Public - Locked
POKERGONEWILD.NET	5/15/2007	Active - Public - Locked
POKERGONEWILD.TV	05.12.2007	Active - Public - Locked
POKERGONEWILDONLINE.COM	5/15/2007	Active - Public - Locked
POKERINCANADA.BIZ	2/22/2007	Active - Public - Locked
POKERINCANADA.COM	5/15/2007	Active - Public - Locked
POKERINCANADA.NAME	2/23/2007	Active - Public - Locked
POKERINCANADA.NET	5/15/2007	Active - Public - Locked
POKERINCANADA.ORG	2/23/2007	Active - Public - Locked
POKERINCANADA.TV	2/22/2007	Active - Public - Locked
POKERINCANADA.WS	2/22/2007	Active - Public - Locked
POKERINCANADATOUR.COM	5/15/2007	Active - Public - Locked
POKERINCANDA.COM	5/15/2007	Active - Public - Locked
POKERNCANADA.COM	5/15/2007	Active - Public - Locked
POKEROFCANADA.NET	5/15/2007	Active - Public - Locked
POKERONCANADA.COM	5/15/2007	Active - Public - Locked
PRIVATE1CASINO.COM	5/15/2007	Active - Public - Locked
PVFH.CO.UK	8/31/2007	Active - Public - Locked
PVFH.COM	5/15/2007	Active - Public - Locked
PVFH.NET	5/15/2007	Active - Public - Locked
PVFHONLINE.COM	5/15/2007	Active - Public - Locked
TEAMTIGERGAMING.COM	5/15/2007	Active - Public - Locked
TGPOKERTOUR.CO.UK	6/30/2008	Pending Expiration - Public - Locked

TGPOKERTOUR.COM	6/30/2007	Active - Public - Locked
TGPOKERTOUR.NET	6/30/2007	Active - Public - Locked
TGPOKERTOUR.ORG	6/30/2007	Active - Public - Locked
TGPOKERTOUR.TV	6/30/2007	Active - Public - Locked
THEACTIONPOKER.COM	5/15/2007	Active - Public - Locked
THEBESTVEGAS.COM	5/15/2007	Active - Public - Locked
THEGOLDENWALE.COM	5/15/2007	Active - Public - Locked
THEGOLDENWHALE.COM	5/15/2007	Active - Public - Locked
THEGOLDENWHALE.NET	5/15/2007	Active - Public - Locked
THEPOKERGONEWILD.COM	5/15/2007	Active - Public - Locked
TIGER-GAMING.COM	5/15/2007	Active - Public - Locked
TIGERGAMING.BIZ	03.07.2007	Active - Public - Locked
TIGERGAMING.COM	5/15/2008	Active - Public - Locked
TIGERGAMING.INFO	03.08.2007	Active - Public - Locked
TIGERGAMING.NAME	03.08.2007	Active - Public - Locked
TIGERGAMING.NET	5/15/2007	Active - Public - Locked
TIGERGAMING.US	03.07.2007	Active - Public - Locked
TIGERGAMING.WS	03.07.2007	Active - Public - Locked
TIGERGAMINGCASINO.COM	5/15/2007	Active - Public - Locked
TIGERGAMINGCASINO.NET	5/15/2007	Active - Public - Locked
TIGERGAMINGPOKERTOUR.CO.UK	6/30/2008	Pending Expiration - Public - Locked
TIGERGAMINGPOKERTOUR.COM	6/30/2007	Active - Public - Locked
TIGERGAMINGPOKERTOUR.NET	6/30/2007	Active - Public - Locked
TIGERGAMINGPOKERTOUR.ORG	6/30/2007	Active - Public - Locked
TIGERGAMINGTOUR.CO.UK	6/30/2008	Pending Expiration - Public - Locked

TIGERGAMINGTOUR.COM	6/30/2007	Active - Public - Locked
TIGERGAMINGTOUR.NET	6/30/2007	Active - Public - Locked
TIGERGAMINGTOUR.ORG	6/30/2007	Active - Public - Locked
VEGASFROMHOME.CO.UK	8/31/2007	Active - Public - Locked
VEGASFROMHOME.NET	5/15/2007	Active - Public - Locked
VISIT-TIGERGAMING.COM	5/15/2007	Active - Public - Locked
VISITACTIONPOKER.COM	5/15/2007	Active - Public - Locked
VISITPOKERINCANADA.COM	5/15/2007	Active - Public - Locked
VISITTIGERGAMING.COM	5/15/2007	Active - Public - Locked
WORLDACES.COM	5/15/2007	Active - Public - Locked
WORLDACES.NET	5/15/2007	Active - Public - Locked
WWWACTIONPOKER.COM	5/15/2007	Active - Public - Locked
WWWACTIONPOKER.NET	5/15/2007	Active - Public - Locked
WWWACTIONPOKER.TV	05.04.2007	Active - Public - Locked
WWWGOLDENWHALE.COM	5/15/2007	Active - Public - Locked
WWWGOLDENWHALE.NET	5/15/2007	Active - Public - Locked
WWWPOKERINCANADA.COM	5/15/2007	Active - Public - Locked
WWWPOKERINCANADA.NET	5/15/2007	Active - Public - Locked
ZERORAKE.COM	5/15/2007	Active - Public - Locked
ZERORAKE.NET	5/15/2008	Active - Public - Locked

Schedule 2, List of Licensee contracts:

Below is listed all the Licensees, whether legal entity person or other, which run and operate a poker site or other on the Network or as a stand alone product which will be transferred in ownership to the designated party of the Purchaser as part of this Agreement:

ID#	Site Name	Corporate Entity	Contract Execution Date	Agreement TYPE
43	247 Poker	Hop Enterprises (Assigned from Narval)	March 29th 2005	Turn-key
77	3Lions Poker	Transit Media	October 12th 2005	Turn-key
54	724 Sports	E-Network Europe	May 25th 2005	Turn-key
58	777 Betz	777 Entertainment Ltd.	May 16th 2005	Turn-key
70	789poker.com	789Poker.com Inc.	september 20, 2005	Hybrid
56	9poker.com	Wild Card Entertainment, Nevis	June 20th 2005	Turn-key
55	Acrossthefelt.com	Across the Felt	juni 17, 2005	Turn-key
10	ActionPoker.com	APG Inc.		Turn-key (Wholly Owned)
16	Alumnipoker.com	The Big Game N.V.	november 26, 2003	Turn-key
2	AtlantisWorldPoker.com	APG Inc.		Turn-key (Wholly Owned)
94	Boomerang Poker	Boomergang Poker Group	February 20th 2006	Turn-key
Sales	Chimera	Chimera Technology Corp	May 1st 2005	Sales Agreement
82	Cry Baby Poker	Xact Gambling Systems	January 1st 2006	Turn-key
80	DAODD	Daodd Administration	September 21st 2005	Turn-key
37	English Harbor	Poker Software Development (Assigned from EH New Ventures)	January 31st 2005	Turn-key
29	Expresspoker.com	Intl Interactive Ventures Inc.	desember 15, 2004	Turn-key
68	Four of a Kind	Four of a Kind Poker.com	July 29th 2005	Turn-key
92	Golden Goose Poker	Golden Goose Investments Ltd.	January 21st 2006	Turn-key

18	Holy Cow Poker	APG Inc.		Turn-key (Wholly Owned)
81	InSpinpoker.com (Wagerweb)	Xeon Financial		Turn-key
28	Island Poker (Multiplayer poker)	Intl Interactive Ventures Inc.	December 15th 2004	Turn-key
44	Jim Feist Poker	Global Marketing Focus Inc.	June 1st, 2005	Turn-key
14	Korea Casino	VietnameseS Ltd.	October 9th 2003	Turn-key
79	LA Poker Scene (Live at the bike)	Live at the Bike, LLC	January 1st 2006	Turn-key (Wholly Owned)
38	Leaderboard	LeaderBoardpoker.com	February 10th 2005	Turn-key
	LenPai.com	Bangkokspice Inc.	august 26, 2006	Turn-key
Advert	Live at the Bike, LLC	Live at the Bike, LLC	January 1st 2006	Advertising
	Linewiz.com	Sintegra Communicaciones S.A.	juni 27, 2006	Turn-key
36	MT Poker	Mt Poker.com	January 26th 2005	Turn-key
33	Myteampoker.com	Intl Interactive Ventures Inc.	mars 16, 2005	Turn-key
63	Net2Net Poker	Net2Netpoker.com	January 31st 2005	Turn-key
91	New Star Poker	Evercrony Inc.	February 2nd 2006	Turn-key
59	Ok Johnny	Sarah Hale	July 7th 2005	Turn-key
11	ParthenonPoker.com			Turn-key
	Pinnacle Network	King's Cross N.V.	March 13th 2006	Stand-Alone Network
17	Pleasure Pan Palace	PleasurePanPalace.com	January 12th 2004	Turn-key
40	Plus Poker	Bonita Springs Ltd.	March 10th 2005	Turn-key
83	Poker Fever	I Solutions LLC	January 20th 2006	Turn-key
32	Poker In Canada.ca	APG Inc.		Turn-key (Wholly Owned)
31	Poker In Canada.com	APG Inc.		Turn-key (Wholly Owned)

76	Poker.com.au (Superior Poker)	Inversionnes Futura 3000		Turn-key
4	Private1Casino.com	APG Inc.		Turn-key (Wholly Owned)
35	ProJo APL	Meridien Pictures (ProJo Intellectual Property Trust)	December 24th 2004	Turn-key
30	ProJo Casino	Meridien Pictures (ProJo Intellectual Property Trust)		Turn-key
34	ProJo Poker	Meridien Pictures (ProJo Intellectual Property Trust)	December 24th 2004	Turn-key
87	Red Felt Poker	Cyop Systems International	December 15 2005	Turn-key
66	Rex Casino	Thanh Nguyen	August 8th 2005	Turn-key
39	Select Poker (On-line Poker.com)	Grand Play Corporation	februar 28, 2005	Turn-key
	Skytegra	Skytegra S.A.	desember 12, 2005	Turn-key
84	Stars on Poker	Homestead Corporation	desember 12, 2005	Turn-key
42	Super City Poker	Edva Inc.	mars 18, 2005	Turn-key
46	Superior Poker	Inversionnes Futura 3000	oktober 31, 2003	Turn-key
15	Taiwan Casino	VietnameseS Ltd.	oktober 9, 2003	Turn-key
	The Pig (Legendz)	Legendz Gamming Corporation	juli 19, 2006	Stand-Alone Network
67	Thebike.com	The Bicycle Casino	August 11th, 2005	Turn-key (Wholly Owned)
	The Bicycle Casino	The Bicycle Casino	January 1st 2006	Advertising
1	TigerGaming.com	APG Inc.		Turn-key (Wholly Owned)
23	TigerGaming.net	APG Inc.		Turn-key (Wholly Owned)
100	ToucanPoker.com			Turn-key
41	Valeiopoker.com	Valeio Corporation	January 1st, 2006	Turn-key

	Vietbet.com	Data Business Group	mai 12, 2005	Stand-Alone Network
3	VietCasino.com	VietnameseS Ltd.	februar 17, 2003	Turn-key
3	VietCasino.com (additional term)	VietnameseS Ltd.	februar 17, 2013	Turn-key
72	VIPpokergames.com (Jim Feist)	Global Marketing Focus Inc.	June 1st, 2005	Turn-key
105	WagerWebPoker.com			Hybrid
	Zapzam.com	Zapzam.com	juni 27, 2006	Turn-key

Schedule 3, Overview of Hardware

The overview of Hardware indicates the amount of servers being transferred from the Vendor to the Purchaser as part of this transaction.

	Costa Rica	Kahnawake	Total
Hardware type:

Network	5	9	14

Servers	45	11	56

Desktops	42	0	42

TOTAL:	92	20	112

Schedule 4 List of agreements and contracts signed by Action UK

Below is listed all Payment Processing Agreements (Merchant Agreements) signed by Action UK which, together with the Royal Bank of Scotland bank account, constitutes all agreements signed by Action UK and any third party:

	Agreement Name	Date
1)	Firecash Ltd. (Optimal Payments)	February 2005
2)	Wafe Pay (Click 2 Pay)	July 2005
3)	Trust Marque Intl (RBS)	March 2006
4)	National Westminster Bank	January 2006
5)	My Citadel	February 2005
6)	Navaho Networks	July 2005
7)	Neteller	February 2005
8)	Money Bookers	September 2005
9)	Quick Access Intl. (Neteller Asia)	August 2006
10)	Commerce Consulting Ltd. (Asia)	September 2006

Schedule 5, List of agreements and contracts signed by Action Poker Costa Rica

Below is listed all Agreements signed by Action Poker Costa Rica which constitutes all agreements signed by Action Poker Costa Rica and any third party:

(a)

The office lease agreement on approximately 640 sqm totalling a monthly expense not larger than $9,000.

(b)

The Employee agreements

Schedule 6, List of agreements and contracts signed by Action Antigua

Below is listed all Agreements signed by Action Antigua which constitutes all agreements signed by Action Antigua and any third party:

(a)

the  Licensee agreements

(b)

the Affiliate agreements

(c)

the Kahnawake gaming license set out in Schedule 8

Schedule 7, List of Employees

		MONTHLY :
# :	Name :	Salary :	Position :
1-	Karla Sadi Marbis.	700,00	Administrative Assistant.
2-	Luz Marina Ortega Sánchez.	273,00	Office Cleaner.
3-	Joe Nelson Ortega Burford.	1100,00	Junior Software Developer.
4-	Kenneth Ureña Valverde.	2300,00	Senior Software Engineer.
5-	Andrey Alvarado Solís.	2300,00	Senior Software Engineer.
6-	Manjel Sterling Howard.	2200,00	Web Designer.
7-	Juan Luis Ramírez Araya.	1100,00	Web Designer
8-	Manuel Ant. Barquero Cuadra	800,00	Accountant Assistant
9-	Johan Camacho Fajardo.	750,00	Accountant Assistant
10-	Olman Rivera Coto.	1400,00	Software Developer
11-	Marlon Brenes Araya.	1200,00	Software Developer
12-	Carlos A. Piedra Chacón.	900,00	Junior Web Designer
13-	Gabriel A. Camacho Fallas.	2000,00	Game Server Developer
14-	Federico Umaña Ramírez.	1000,00	Afiliate Representative
15-	Denia Isabel Bonilla Picado.	700,00	Accountant Assistant
16-	Luis Diego Bolaños Quirós.	1800,00	Game Server Developer
17-	Fabrizio Calvo Hernández.	750,00	Customer Service Represent.
18-	Carlos Chinchilla Fallas.	750,00	Customer Service Represent.
19-	Alvaro C. Blanco Barreras.	750,00	Customer Service Represent.
20-	Joyce Chacón Arias.	800,00	Cashier
21-	Mario Porras Salgado.	800,00	Fraud Analyst.
22-	Cindy González Murcia.	750,00	Accounting

23-	Katherine Gómez Bastos.	800,00	Cashier
24-	Claudio Murillo Rojas.	750,00	Customer Service Represent.
25-	Christine Benes.	750,00	CS Consultant
26-	Giovanni Mora Chaves.	750,00	Fraud Analyst.
27-	Antonio Martinez Vasquez.	750,00	CS Consultant
28-	Waleska Oporta Villegas.	750,00	Customer Service Represent.
29-	Andrés Felipe Cardona Giraldo	750,00	Customer Service Represent.
30-	Gustavo Adolfo Vindas Montero	750,00	Customer Service Represent.
31-	Mariana Barquero Villareal	750,00	Customer Service Represent.
32-	Olman Sandí Cascante.	750,00	Customer Service Represent.
33-	Wendell Quesada Céspedes	2000,00	QA Manager
34-	Trevor Jurgens	5000,00	Marketing Manager
35-	Malcolm Simmons	5000,00	General Manager
36-	Travis Koch	8080,00	Program Manager
37-	Clarissa Master	5000,00	CS Manager
38-	Lee Terfloth	3450,00	Cardroom Manager
39-	Robin Chalmers	3800,00	Programmer
40-	Dan Sojka	3780,00	Programmer
41-

41-	Marcan	4170,00
42-	Nathan	10000,00	Office Manager

 Schedule 8 Kahnawake Interactive Gaming Licence